UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On April 24, 2015, Horizon Pharma Financing Inc. (the “Issuer”), a wholly-owned subsidiary of Horizon Pharma plc (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several initial purchasers listed in Schedule I thereto (collectively, the “Initial Purchasers”), relating to the sale by the Issuer of $475 million aggregate principal amount of 6.625% Senior Notes due 2023 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer’s sale of the notes to the Initial Purchasers is being made pursuant to Section 4(a)(2) of the Securities Act. The Issuer expects the offering to close on April 29, 2015, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the offering of notes and borrowings under a proposed new term loan facility of $400 million to fund a portion of its planned acquisition of Hyperion Therapeutics, Inc. (“Hyperion”), repay the outstanding amounts under the Company’s existing $300 million credit facility and Hyperion’s existing credit facility, and pay any prepayment premiums, fees and expenses in connection with the foregoing.

The proceeds from the offering of the notes will be held in escrow pending release in connection with the closing of the Hyperion acquisition. At the closing of the offering, the Issuer will enter into an escrow agreement (the “Escrow Agreement”) with U.S. Bank National Association (the “Escrow Agent”), and will deposit into an escrow account (the “Escrow Account”) the gross proceeds from the note offering, plus an amount of cash that, when taken together with the gross proceeds of the offering, will be sufficient to fund a special mandatory redemption of the notes. Until the escrow release conditions are satisfied, the Escrow Account will be controlled by, and pledged on a first-priority basis in favor of, the trustee for the notes for the benefit of the holders of the notes. The release of the funds in the Escrow Account will be subject to the satisfaction of certain conditions, including the satisfaction or waiver of all of the conditions precedent to the Company’s obligation to consummate the Hyperion acquisition. Once the conditions for the escrow release have been satisfied or waived (the “Escrow Release Date”), the funds in the Escrow Account will be released to the Issuer, the Issuer will merge with and into Horizon Pharma, Inc., the parent company of the Issuer and a wholly-owned subsidiary of the Company (“HPI”), with HPI as the surviving corporation, HPI will assume all of the obligations of the Issuer under the notes and the Company and certain of its subsidiaries will fully and unconditionally guarantee HPI’s obligations under the notes. If, on or prior to September 30, 2015, the Hyperion acquisition is not consummated and the Issuer has not otherwise certified to the Escrow Agent that all conditions precedent to the Company’s obligations to consummate the Hyperion acquisition have been satisfied, or if, prior to such time, the merger agreement related to the Hyperion acquisition has been terminated, the notes will be subject to a special mandatory redemption. The special mandatory redemption price for the notes is 100% of the initial issue price of the notes, plus accrued and unpaid interest to, but not including, the date of redemption.

Prior to the Escrow Release Date, the notes will be the senior debt of the Issuer. Following the Escrow Release Date, the notes will be HPI’s general unsecured senior obligations, will rank equally in right of payment with all existing and future senior debt of the Company and will rank senior in right of payment to any future subordinated debt of the Company. The notes will be effectively subordinate to all of the existing and future secured debt of the Company to the extent of the value of the collateral securing such debt.

The notes will not be guaranteed on the issue date. Following the Escrow Release Date the notes will be, jointly and severally, unconditionally guaranteed on a senior basis by the Company and certain of the Company’s subsidiaries. The guarantees will be each guarantor’s senior unsecured obligations and will rank equally in right of payment with such guarantor’s existing and future senior debt and senior in right of payment to any existing and future subordinated debt of such guarantor. The guarantees will be effectively subordinated to all of the existing and future secured debt of each guarantor to the extent of the value of the collateral securing such debt. The guarantees of a Guarantor may be released under certain circumstances. The notes will be structurally subordinated to all of the liabilities of the Company’s subsidiaries that do not guarantee the notes.

The notes will accrue interest at an annual rate of 6.625% payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2015. The notes will mature on May 1, 2023, unless earlier exchanged, repurchased or redeemed.

Except as described below, the notes may not be redeemed before May 1 2018. Thereafter, some or all of the notes may be redeemed at any time at specified redemption prices, plus accrued and unpaid interest to the redemption date. At any time prior to May 1, 2018, some or all of the notes may be redeemed at a price equal to 100% of the aggregate principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the redemption date. Also prior to May 1, 2018, up to 35% of the aggregate principal amount of the notes may be redeemed at a redemption price of 106.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, with the net proceeds of certain equity offerings. In addition, the notes may be redeemed in whole but not in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date, if on the next date on which any amount would be payable in respect of the notes, the HPI or any guarantor is or would be required to pay additional amounts as a result of certain tax related events.

If the Company undergoes a change of control, HPI will be required to make an offer to purchase all of the notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the repurchase date. If the Company or certain of its subsidiaries engages in certain asset sales, HPI will be required under certain circumstances to make an offer to purchase the notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

On April 20, 2015, the Company issued a press release announcing the offering of the notes. A copy of this press release is attached hereto as Exhibit 99.1.

On April 24, 2015, the Company issued another press release announcing the pricing of the offering. A copy of this press release is attached hereto as Exhibit 99.2.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities were made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 20, 2015.

99.2	Press Release dated April 24, 2015.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Issuer’s offering of the notes, the terms under which the proceeds from the notes will be held in and released from escrow, the timing of events related to the offering of the notes, the terms of the notes and the intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether and when the Company will complete the proposed acquisition of Hyperion, whether the conditions required to close the sale of the notes or release the proceeds of the notes to the Company will be satisfied, and the possibility that changes in circumstances could cause the Company to use the net proceeds of the notes for purposes other than those described herein. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2014, and its subsequent filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated April 20, 2015.

99.2	Press Release dated April 24, 2015.